UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Transgenomic, Inc.

(Name of Registrant as Specified in Its Charter)

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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a press release issued by Precipio Diagnostics, LLC on April 20, 2017.

Additional Information for Transgenomic Common Stockholders

In connection with the proposed merger, Transgenomic has filed with the SEC a preliminary proxy statement relating to the approval of the merger agreement. The information in the preliminary proxy statement is not complete and may be changed. The preliminary proxy statement and this press release are not offers to sell Transgenomic securities and are not soliciting an offer to buy Transgenomic securities in any state where the offer and sale is not permitted.

The definitive proxy statement will be mailed to stockholders of Transgenomic. TRANSGENOMIC URGES INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (when available) and other documents filed with the SEC by Transgenomic through the web site maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement (when available) and other documents filed with the SEC can also be obtained on Transgenomic’s website at www.transgenomic.com/ir/investor-information.

Transgenomic and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Transgenomic in connection with the merger. Information about the directors and executive officers of Transgenomic is set forth in Transgenomic’s proxy statement filed with the SEC on April 29, 2016. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the definitive proxy statement regarding the proposed transaction when it becomes available.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets, expectations regarding new clients, projects and prospects, and MX-ICP’s ability to accelerate the Company’s growth and generate revenue. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Precipio Renews its Exclusive Agreement with Yale School of Medicine for an Additional Five Years

New Haven, CT: April 20th, 2017 – Precipio Diagnostics, a company harnessing the experience, knowledge and expertise of academic-level pathology to deliver diagnostic accuracy to physicians and patients worldwide, announced that it has signed an exclusive agreement with Yale School of Medicine for an additional five years, after concluding its initial five year term.

Under the renewed agreement, Yale will continue to provide Precipio with exclusive access to its world-class pathologists for their professional diagnostic interpretation of clinical cases serving Precipio’s customers.

“Patients are often unaware of the fact that oncologists rely on outside laboratories which determine the diagnosis. This diagnosis drives patients’ treatment plans, and industry sources estimate as many as 10-20% of these cases are misdiagnosed,” said Ilan Danieli, CEO of Precipio Diagnostics. “We find this unacceptable. Precipio’s vision is to eliminate the problem of misdiagnosis by harnessing academic expertise and making it available to physicians and their patients. Together with Yale, we have served over 3,000 individuals, building a significant amount of data that clearly demonstrates the advantages of academic pathologists in arriving at the right diagnosis. Improved accuracy rates translate into improved treatment outcomes, and this renewal shows Yale’s strong dedication to the cause of delivering a high level of diagnostic expertise to the medical community.”

Founded in 2011 and commencing clinical services in 2012, Precipio established its own laboratory in New Haven, CT alongside its partner, Yale University. The Company began its focus in cancer where the problem of misdiagnosis carries grave consequences.

“For many years I have believed that the resources and expertise developed within world-class academic institutions have not been properly utilized to benefit patients outside the walls of the university,” said Professor Jon Morrow, MD, PhD, Chair of the Department of Pathology at Yale School of Medicine. “When the team at Precipio approached us with this novel idea, I saw an opportunity to expand our reach into the community setting, while helping patients and their physicians gain access to some of the brightest minds in the field. I am excited to continue building the partnership with Precipio and expand our service into other fields as well.”

About Precipio

Precipio is a diagnostic company leveraging the medical expertise of highly respected academic institutions by providing exceedingly accurate diagnostic capabilities to physicians and their patients, therefore reducing the frequency of misdiagnosis. By doing so, physicians can help ensure that optimal treatment programs are recommended, improving patient outcomes and quality of life. Recognizing that the incorporation of cutting edge technologies could be utilized to further aid the diagnostic process with our academic partners, Precipio entered into a definitive merger agreement with Transgenomic, Inc. (OTCQB:TBIO) in late 2016. Transgenomic’s Ice-Cold PCR (ICP), developed at the Dana Farber Cancer Center in Harvard University and licensed to Transgenomic, represents the first of several technologies that Precipio will add to its platform with the objective of further improving diagnostic accuracy for physicians and their patients. As Precipio continues to expand its platform of academic institutions, it will build its cadre of world-class experts, and grow an arsenal of intellectual property-based technologies to further solutions that eradicate the problem of misdiagnosis. For more information on the Company, please visit www.precipiodx.com.

Company Contact:

Ilan Danieli, CEO

pr@precipiodx.com

Investor Relations Contact:

Mike Cole

MZ North America

949-259-4988

mike.cole@mzgroup.us